Exhibit 10.78


                           LEASE TERMINATION AGREEMENT


     THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into this 30th day of July, 2002 by and between Enterprise Dulles, LLC, a Virginia limited liability company ("Landlord"), and Crosswalk.com, Inc., a Delaware corporation ("Tenant"). RECITALS

     A. By Deed of Lease dated August 1, 1999 (the "Lease"), Landlord leased to Tenant, and Tenant rented from Landlord, certain premises known as Suites 103 and 110, located at 4100 Lafayette Center Drive, Chantilly, Virginia, and containing 13,530 rentable square feet (the "Premises"), as more particularly described in the Lease, upon the terms and conditions set forth therein. The Lease is incorporated herein by this reference.

     B. The Term of the Lease expires on November 30, 2004.

     C. Tenant wishes to terminate the Lease and its leasehold interest in and to the Premises effective as of September 30, 2002.

     D. Landlord has agreed to such early termination provided that Tenant pays Landlord (i) all settlement and other payments set forth hereinbelow, and (ii) all rent due Landlord under the Lease up to and including September 30, 2002, and Tenant has agreed to pay all such payments and all such rent through September 30, 2002, all in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound legally and equitably, hereby covenant and agree as follows:

     1. Recitals; Capitalized Terms. The Recitals are hereby incorporated by reference and made a substantive part of this Agreement. Capitalized terms not defined in this Agreement shall have the meanings set forth in the Lease.

     2. Termination of Lease. Subject to the provisions of this Agreement, the Lease shall be terminated, and all right, title and interest of Tenant thereunder regarding the Premises shall cease, as of 11:59 p.m. on September 30, 2002 ("Surrender Date"). Except as otherwise provided to the contrary in this Agreement or the Lease, as of the Surrender Date, neither party shall have any further rights or obligations under the Lease.

     3. Payment of Rent. Tenant shall continue to pay and remain liable for all Base Rent and Additional Rent due under the Lease for the Premises up to and including the Surrender Date. As a condition precedent to the termination of the Lease, Tenant shall pay Landlord, upon Tenant's execution of this Agreement, the following rental amounts: (a) $4,234.27 representing rent (Base Rent and Additional Rent) currently due and owing by Tenant to Landlord under the Lease as of the date hereof; (b) $22,988.11 representing Base Rent and Additional Rent due for the month of August, 2002; and (c) $22,988.11 representing Base Rent and Additional Rent due for the month of September, 2002. Such rental amounts shall be paid in the form of a cashier's or treasurer's check or by wire transfer of immediately available federal funds.

     4. Settlement Payment. As a condition precedent to the termination of the Lease, and in consideration for Landlord's agreement to the early termination of the Lease and Landlord's agreement to release Tenant from its obligations under the Lease from and after the Surrender Date, Tenant shall pay Landlord (or a title company selected by Landlord), within five (5) business days of the date of the consummation of the Tenant's closing on the pending asset sale of the Tenant ("Asset Sale Closing Date), the settlement amount of $355,382.72, either in the form of a cashier's or treasurer's check or by wire transfer of immediately available federal funds. Tenant shall notify Landlord, in writing, of the consummation of such asset sale closing on the Asset Sale Closing Date.

     5. Forfeiture of Security Deposit. Tenant acknowledges that Landlord is currently holding, pursuant to the terms of the Lease, a security deposit in the form of a Standby Letter of Credit in the current face amount of $60,000.00 (the "Letter of Credit Security Deposit"). As a condition precedent to the termination of the Lease, and in consideration for Landlord's agreement to the early termination of the Lease and Landlord's agreement to release Tenant from its obligations under the Lease from and after the Surrender Date, the said Security Deposit shall irrevocably be forfeited by Tenant and set over to Landlord; provided, however, that in lieu of Landlord drawing down on the Letter of Credit Security Deposit, Tenant shall pay Landlord, within five (5) business days of the Asset Sale Closing Date, the amount of $60,000.00, either in the form of a cashier's or treasurer's check or by wire transfer of immediately available federal funds. Provided that Tenant surrenders and vacates the Premises on or before the Surrender Date pursuant to the terms hereof and in the condition required by the terms of the Lease, Landlord shall return the Letter of Credit Security Deposit to Tenant in accordance with the terms of Article 6 of the Lease.

     6. Surrender of Premises. Tenant shall vacate and surrender the Premises on or before the Surrender Date and shall remove all property therefrom and peaceably and quietly leave, surrender and yield up to the Landlord the Premises in the condition required by the terms of the Lease. Any provision of this Agreement to the contrary notwithstanding, if Tenant fails to surrender the Premises as required by Sections 2 and 6 hereof, then, although the termination of the Lease shall remain effective, (a) Tenant shall be deemed to be a hold-over tenant beyond the termination of the Lease and the applicable provisions of the Lease shall apply, and (b) Landlord may re-enter or otherwise take possession of the Premises and summarily remove all persons and property therefrom, which property, at Landlord's option, shall either become the property of Landlord or shall be stored by Landlord, at Tenant's expense, and Landlord shall not be deemed guilty of trespass or liable for any loss or damage caused thereby. Tenant hereby waives service of notice of Landlord's intention to re-enter the Premises pursuant to this Section 6.

     7. Certification by Tenant. Tenant certifies that Landlord has complied fully with its obligations under the Lease and, to Tenant's knowledge, Landlord is not in default of the Lease.

     8. Release of Landlord by Tenant. Tenant hereby releases, remises, discharges and forever waives any and all claims, actions or causes of action, existing on or before the date hereof, whether known or unknown, arising from or relating to the Lease or the Premises, that Tenant has or may have against Landlord, or its affiliated entities, predecessors, successors, assigns, legal representatives, agents, employees, servants, attorneys, officers, directors, members or other representatives.

     9. No Encumbered Property. Tenant represents and warrants that neither the Premises nor the improvements therein will be encumbered in any way whatsoever on the Surrender Date; that Tenant will have the right to surrender all of the same; and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to any of the same.

     10. Indemnification. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from any and all losses, costs, damages, liabilities, expenses, claims and causes of action (including, without limitation, reasonable counsel fees, litigation expenses and disbursements) arising out of a breach by Tenant or its representations, warranties and covenants hereunder. All representations, warranties, indemnifications and covenants by Tenant and Landlord contained herein or made in writing pursuant to this Agreement are deemed to be material.

     11. Integration; Conflicts. In the event of a conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall govern the rights and obligations of the parties hereto.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Virginia.

     14. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

WITNESS:                            LANDLORD:


                                    ENTERPRISE DULLES, LLC,
                                    a Virginia limited liability company
                                    By:    Enterprise Dulles Management, LLC
                                           a Virginia limited liability company,
                                           Manager
                                    By:    Enterprise Dulles SPC, Inc.,
                                           a Virginia corporation, Manager


                                    By: /s/ Mark Matan
---------------------------            ---------------------------
                                        Mark C. Matan
                                        President

WITNESS:                            TENANT:

                                    CROSSWALK.COM, INC.,
                                    a Delaware corporation


  /s/ Gary Struzik                  By: /s/ Scott Fehrenbacher
-----------------------------          -----------------------------
                                    Print Name: Scott Fehrenbacher
                                                --------------------
                                    Title: President / CEO
                                           -------------------------